                                                               Sub-Item 77Q1(e)

                            MEMORANDUM OF AGREEMENT
                             (EXPENSE LIMITATIONS)

   This Memorandum of Agreement is entered into as of the Effective Date on the attached exhibit (the "Exhibit"), between Invesco California Value Municipal Income Trust, Invesco High Income Trust II, Invesco Municipal Opportunity Trust, Invesco Trust for Investment Grade New York Municipals (the "Funds"), and Invesco Advisers, Inc. ("Invesco"). Invesco shall and hereby agrees to waive fees or reimburse expenses of the Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit.

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Funds and Invesco agree as follows:

   For the Contractual Limits (listed in Exhibit A), the Funds and Invesco agree until at least the expiration date set forth on the attached Exhibit A (the "Expiration Date") that Invesco will waive its fees or reimburse expenses to the extent that total annual fund operating expenses after fee waiver and/or expense reimbursement of a class of the Funds (excluding (i) interest;
(ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary or non-routine items; (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement, if applicable) exceed the rate, on an annualized basis, set forth on the Exhibit of the average daily net assets allocable to such class. Acquired fund fees and expenses are not fees or expenses incurred by a fund directly but are expenses of the investment companies in which a fund invests. These fees and expenses are incurred indirectly through the valuation of a fund's investment in these investment companies. Acquired fund fees and expenses are required to be disclosed and included in the total annual fund operating expenses in the prospectus fee table. As a result, the net total annual fund operating expenses shown in the prospectus fee table may exceed the expense limits reflected in Exhibit A. With regard to the Contractual Limits, the Boards of Trustees of the Funds and Invesco may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco will not have any right to reimbursement of any amount so waived or reimbursed.

   For the Contractual Limits, the Funds and Invesco agree to review the then-current expense limitations for each class of the Fund listed on the Exhibit on a date prior to the Expiration Date to determine whether such limitations should be amended, continued or terminated. The expense limitations will expire upon the Expiration Date unless the Funds and Invesco have agreed to continue them. The Exhibit will be amended to reflect any such agreement.

   It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of the Trustees, shareholders, partners, nominees, officers, agents or employees of the Funds personally, but shall only bind the assets and property of the Funds, as provided in the Fund's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Registrant, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Funds acting as such; neither such authorization by such Trustees/Managing General Partners nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Fund's Agreement and Declaration of Trust.

   IN WITNESS WHEREOF, the Funds and Invesco have entered into this Memorandum of Agreement as of the Effective Dates on the attached Exhibit.

                                             INVESCO CALIFORNIA VALUE MUNICIPAL
                                             INCOME TRUST
                                             INVESCO HIGH INCOME TRUST II
                                             INVESCO MUNICIPAL OPPORTUNITY TRUST
                                             INVESCO TRUST FOR INVESTMENT GRADE
                                             NEW YORK MUNICIPALS

                                             By:  /s/ John M. Zerr
                                                  ------------------------------
                                             Title: Senior Vice President

                                             INVESCO ADVISERS, INC.

                                             By:  /z/ John M. Zerr
                                                  ------------------------------
                                             Title: Senior Vice President
                                                        as of November 13, 2012

                                EXHIBIT "A"/1/

                INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST

                                                             CONTRACTUAL/  EXPENSE   EFFECTIVE DATE OF   EXPIRATION
FUND                                                          VOLUNTARY   LIMITATION   CURRENT LIMIT        DATE
----                                                         ------------ ---------- ----------------- ---------------
Invesco California Value Municipals Income Trust             Contractual     0.52%    August 27, 2012  August 31, 2014

                         INVESCO HIGH INCOME TRUST II

                                                             CONTRACTUAL/  EXPENSE   EFFECTIVE DATE OF   EXPIRATION
FUND                                                          VOLUNTARY   LIMITATION   CURRENT LIMIT        DATE
----                                                         ------------ ---------- ----------------- ---------------
Invesco High Income Trust II                                 Contractual     1.10%    August 27, 2012  August 31, 2014

                      INVESCO MUNICIPAL OPPORTUNITY TRUST

                                                             CONTRACTUAL/  EXPENSE   EFFECTIVE DATE OF    EXPIRATION
FUND                                                          VOLUNTARY   LIMITATION   CURRENT LIMIT         DATE
----                                                         ------------ ---------- ----------------- ----------------
Invesco Municipal Opportunity Trust                          Contractual     0.89%   October 15, 2012  October 31, 2014

            INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

                                                             CONTRACTUAL/  EXPENSE   EFFECTIVE DATE OF   EXPIRATION
FUND                                                          VOLUNTARY   LIMITATION   CURRENT LIMIT        DATE
----                                                         ------------ ---------- ----------------- ---------------
Invesco Trust for Investment Grade New York Municipals       Contractual     0.69%    August 27, 2012  August 31, 2014

                                      3